Exhibit 99.1

Press Release

THE NEW YORK TIMES COMPANY TO ACQUIRE THE ATHLETIC

The Athletic’s multiplatform, expansive sports coverage will further strengthen The Times as the essential digital subscription for every person seeking to understand and engage with the world

NEW YORK – January 6, 2022 — The New York Times Company (NYSE: NYT) announced today that it has entered into an agreement to acquire The Athletic, the global digital subscription-based sports media business that provides national and local coverage of more than 200 clubs and teams in the U.S. and around the world, for an all cash purchase price of $550 million, subject to customary closing adjustments. The transaction is expected to close in the first quarter of 2022.

Meredith Kopit Levien, president and chief executive officer of The New York Times Company, said, “Acquiring The Athletic puts us in a position to be a global leader in sports journalism and offer English speakers around the world another reason to turn to the Times Company to meet their daily news and life needs. The Times already provides distinctive sports coverage for a general interest audience as part of our core report. As a stand-alone product, The Athletic will enable us to offer much more — extensive coverage for fans who seek a deep connection to and understanding of their favorite teams, leagues and players. With one of the largest dedicated teams of reporters covering sports globally and a commitment to everyday reporting, The Athletic is a great complement to The Times.”

The Times has been rapidly growing its consumer subscription business, doubling to over 8 million paid subscriptions across digital and print products in the last three years.

Ms. Levien added, “Strategically, we believe this acquisition will accelerate our ability to scale and deepen subscriber relationships. We are now in pursuit of a goal meaningfully larger than 10 million subscriptions and believe The Athletic will enable us to expand our addressable market of potential subscribers. Alongside our core news report, New York Times Cooking, New York Times Games, Wirecutter and Audm, we’ll have a more robust offering to engage the millions of subscribers we already have and convert many more new ones among our 100 million-plus registered users. Ultimately, The Athletic helps further our vision of making The New York

Times the essential subscription for every person seeking to understand and engage with the world.”

The Athletic is currently expected to be immediately accretive to The New York Times Company’s revenue growth rate. The Times Company expects the acquisition will be dilutive to The New York Times Company’s operating profit for approximately three years, as it scales subscriptions and builds an advertising business, and accretive thereafter.

The Athletic was founded in January 2016 by Alex Mather and Adam Hansmann, with the goal of providing smarter sports coverage for devoted fans through a subscription model. As of December 2021, the site had grown to 1.2 million subscribers.

Prior to founding The Athletic, Mr. Mather and Mr. Hansmann worked together at Strava, the fitness tracking app. They will stay on after the acquisition, Mr. Mather as The Athletic’s general manager and co-president and Mr. Hansmann as its chief operating officer and co-president. The Athletic will be a subsidiary of the Times Company and continue to operate separately. Mr. Mather and Mr. Hansmann will report to Times Company executive David Perpich. Mr. Perpich will be stepping into a new role as publisher of The Athletic. He has a long track record at The Times in helping scale subscription businesses, having played key leadership roles in the initial core product paywall, the creation and scaling of the Cooking and Games products, and the growth of Wirecutter once acquired by The New York Times Company.

Mr. Mather and Mr. Hansmann said, “We started The Athletic to bring fans closer to the teams, players and leagues they love through deep, immersive journalism and storytelling. Today marks a thrilling milestone for that dream, one realized because of the hard work of every single one of our employees. We are proud to have The Athletic become part of the Times Company’s family of subscription products. When we founded the company, we hoped to become the sports page for every city in the world. We’re excited to continue serving our avid subscribers as we grow and scale with the help of the most important journalistic organization and the leader in digital subscription news.”

Allen & Company LLC acted as financial adviser and Morgan, Lewis & Bockius LLP acted as legal adviser to The New York Times Company. LionTree Advisors LLC acted as financial adviser and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP acted as legal adviser to The Athletic.

Conference Call Information

The New York Times Company will host a conference call for investors this afternoon, Thursday, January 6, 2022, at 5:30 p.m. E.T. to discuss this announcement.

A live webcast of the conference call will be available at investors.nytco.com. Participants can preregister for the telephone conference at https://dpregister.com/sreg/10162945/f09effc839, which will generate dial-in instructions allowing participants to bypass an operator at the time of the call. Alternatively, to access the call without preregistration, dial 844-413-3940 (in the U.S.) or 412-858-5208 (international callers). A copy of the presentation covered on the conference call will also be available at investors.nytco.com.

An archive of the webcast will be available beginning about two hours after the call at investors.nytco.com. The archive will be available for approximately three months. An audio replay will be available at 877-344-7529 (in the U.S.) and 412-317-0088 (international callers) beginning approximately two hours after the call until 11:59 p.m. E.T. on Thursday, January 20. The replay access code is 3392172.

***

About The New York Times Company

The New York Times Company is a trusted source of quality, independent journalism whose mission is to seek the truth and help people understand the world. With more than 8 million subscriptions across a diverse array of print and digital products — from news to cooking to games — The Times has evolved from a local and regional news leader into a diversified media company with curious readers, listeners and viewers around the globe. Follow news about the company at nytco.com.

About The Athletic

The Athletic is a global digital subscription-based sports publisher. The Athletic’s more than 450 full-time writers, editors and producers break exclusives, cover the biggest moments, and produce analysis of more than 200 clubs and teams around the globe. Subscribers have access to more than 1,000 new stories and 150+ podcast episodes published every week. Founded in 2016 by co-founders Alex Mather and Adam Hansmann, The Athletic is headquartered in San Francisco.

***

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements relating to the potential benefits of the acquisition of The Athletic, the expected impact of the acquisition of The Athletic on The New York Times Company’s future performance and the anticipated timing of the closing of the acquisition. Terms such as “aim,” “anticipate,” “believe,” “confidence,”

“contemplate,” “continue,” “conviction,” “could,” “drive,” “estimate,” “expect,” “forecast,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “objective,” “opportunity,” “optimistic,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” or similar statements or variations of such words and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based upon our current expectations, estimates and assumptions and involve risks and uncertainties that change over time; actual results could differ materially from those we expect. These risks and uncertainties include, but are not limited to, risks associated with the proposed acquisition of The Athletic, including, among others, those related to our ability to complete the transaction due to a failure of closing conditions or otherwise, the integration of The Athletic into The New York Times Company, our ability to realize the anticipated benefits of the proposed transaction, the costs related to the proposed transaction, and following a completion of our acquisition of The Athletic, the risks associated with its business and operations. These and other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, are set forth in The New York Times Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 27, 2020, and subsequent filings. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The New York Times Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Eileen Murphy, Eileen.Murphy@nytimes.com

Danielle Rhoades Ha, Danielle.Rhoades-Ha@nytimes.com

Harlan Toplitzky, Harlan.Toplitzky@nytimes.com